UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
May 6, 2010

RETAIL OPPORTUNITY INVESTMENTS CORP.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or other jurisdiction of incorporation)	001-33749 (Commission File Number)	26-0500600 (I.R.S. Employer Identification No.)

3 Manhattanville Road, Purchase, NY (Address of Principal Executive Offices)	10577 (Zip Code)

Registrant's telephone number, including area code: (914) 272-8080

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing of obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Results of Operations and Financial Condition.

Retail Opportunity Investments Corp.'s (the "Company") Annual Meeting of Stockholders was held on May 6, 2010, at which 37,207,670 common shares were represented in person or by proxy.

At the meeting, stockholders elected the eleven directors named below. The votes cast with respect to each director were as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
Melvin S. Adess	29,383,090	3,617,118	4,207,462
Richard A. Baker	31,569,268	1,430,940	4,207,462
Robert C. Baker	29,178,947	3,821,261	4,207,462
Michael J. Indiveri	32,127,251	872,957	4,207,462
William L. Mack	31,739,861	1,260,347	4,207,462
Edward H. Meyer	31,351,763	1,648,445	4,207,462
Lee S. Neibart	29,297,404	3,702,804	4,207,462
Charles J. Persico	31,828,547	1,171,661	4,207,462
Laura H. Pomeranz	32,126,542	873,666	4,207,462
Stuart A. Tanz	31,766,018	1,234,190	4,207,462
Vincent S. Tese	25,166,213	7,833,995	4,207,462

Also at the Annual Meeting, stockholders ratified the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2010. Stockholders cast 37,191,392 votes for the appointment, 7,810 votes against the appointment and abstained from casting 8,468 votes on the appointment of independent registered public accountants.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Retail Opportunity Investments Corp.

Dated: May 11, 2010                                                                            By:  /s/ John B. Roche
John B. Roche
Chief Financial Officer